UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1 (Amendment No. 10)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ZenaTech, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Registration Statement No.

British Columbia, Canada	7373	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	69 Yonge St. Suite 1403 Toronto, Ontario Canada M5E 1K3 (647) 249-1622

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shaun Passley, PhD

69 Yonge St. Suite 1403

Toronto, Ontario, Canada M5E 1K3

(647) 249-1622

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.    Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

ZenaTech, Inc. is filing this Amendment No. 10 to its Registration Statement on Form F-1 (File No. 333-276838) ("Amendment No. 10") as an exhibits-only filing. Accordingly, this Amendment No. 10 consists only of the facing page, this Explanatory Note, Item 8 of Part II of the Registration Statement, the Signature Page to the Registration Statement and the Exhibits filed herewith. This Amendment No. 10 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules

Exhibits

Type	Description
EX-3.1	Articles of Incorporation
EX-3.2	Certificate of Name Change
EX-3.3	Certificate of Name Change
EX-3.4	BYLAWS
EX-3.5	ARTICLES OF ZENAPAY, INC.
EX-10.1	SPIN-OFF AGREEMENT
EX-10.2	MANAGEMENT SERVICES AGREEMENT
EX-10.3	INDUSTRY SOFTWARE EXCLUSIVE LICENSE AGREEMENT
EX-10.4	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.5	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.6	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.7	SPIN-OFF AGREEMENT
EX-10.8	MANAGEMENT SERVICES AGREEMENT
EX-10.8a	Second Amending Agreement To Management Services Agreement
EX-10.9	INDUSTRY SOFTWARE EXCLUSIVE LICENSE AGREEMENT
EX-10.10	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.11	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.12	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.13	2022 LONG-TERM INCENTIVE PLAN
EX-10.14	REVOLVING LINE OF CREDIT NOTE
EX-10.15	REVOLVING LINE OF CREDIT NOTE
EX-10.16	SAIF ZONE WAREHOUSE LEASE
EX-10.17	MEMORANDUM
EX-10.18	TENANCY CONTRACT
EX-23.1	AUDITOR’S CONSENT
EX-23.2	AUDITOR’S CONSENT
EX-107	FILING FEE TABLE

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on September 18, 2024.

ZenaTech Inc.
Date: September 18, 2024	By:	/s/ Dr. Shaun Passley
Name: Dr. Shaun Passley
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Shaun Passley his or her true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any and all amendments to this Form F-1 registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dr. Shaun Passley		Date: September 18, 2024
Name: Title:	Dr. Shaun Passley Chief Executive Officer and Director (Principal Executive Officer)
/s/ James A. Sherman		Date: September 18, 2024
Name: Title:	James A. Sherman Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Craig Passley		Date: September 18, 2024
Name: Title:	Craig Passley Director
/s/ Peter Piekos		Date: September 18, 2024
Name: Title:	Peter Piekos Director
/s/ Thomas Burns		Date: September 18, 2024
Name: Title:	Thomas Burns Director
/s/ Neville Brown		Date: September 18, 2024
Name: Title:	Neville Brown Director
/s/ Yvonne Rattray		Date: September 18, 2024
Name: Title:	Yvonne Rattray Director

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ZenaTech Inc., has signed this registration statement on September 18, 2024.

/s/ James A. Sherman
Name: James A. Sherman